Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli             Andrea Myers
Investor Relations             Corporate Communications
(918) 595-3027             (918) 594-7794

BOK Financial Reports Annual Earnings of $317 Million for 2013
Fourth Quarter Earnings Total $73 Million

TULSA, Okla. (Wednesday, January 29, 2014) - BOK Financial Corporation reported net income of $316.6 million or $4.59 per diluted share for the year ended December 31, 2013. Net income for the year ended December 31, 2012 was $351.2 million or $5.13 per diluted share.
Net income for fourth quarter of 2013 totaled $73.0 million or $1.06 per diluted share compared to net income of $75.7 million or $1.10 per diluted share for the third quarter of 2013.
Steven Bradshaw, President and Chief Executive Officer, stated, “Many of the factors that impacted earnings throughout 2013 persisted into the fourth quarter, including slower mortgage volumes and increased expenses to meet regulatory initiatives. However, loan growth accelerated nicely in the fourth quarter, led by commercial real estate and healthcare lending, and our capital strength and the credit quality of our loan portfolio remain at industry-leading levels.”
Bradshaw continued, “All told, 2013 was a challenging year. While we remained solidly profitable, it was the first year since 2008 that we were unable to grow earnings. Consistent earnings growth is the key to building long term shareholder value, and we don’t make excuses. Accordingly, our newly-constituted executive leadership team is executing on a plan to accelerate revenue growth, enhance our customer experience, and control internal expense growth while meeting heightened regulatory expectations and providing a great place to work for employees. These five key objectives will set the foundation for long-term growth in earnings and shareholder value.”
Highlights of fourth quarter of 2013 included:

•
Net interest revenue totaled $166.2 million for the fourth quarter of 2013 compared to $167.9 million for the third quarter of 2013. Net interest margin was 2.74% for the fourth quarter of 2013, and 2.75% for the third quarter of 2013.

•	Fees and commissions revenue totaled $142.4 million for the fourth quarter of 2013 compared to $145.2 million for the third quarter of 2013.

•
Operating expenses were $215.4 million for the fourth quarter, up $5.1 million over the previous quarter. Personnel expense was largely unchanged compared to the previous quarter. Non-personnel expense increased $5.3 million.

•
An $11.4 million negative provision for credit losses was recorded in the fourth quarter of 2013 compared to an $8.5 million negative provision for credit losses in the third quarter. BOK Financial had a net recovery of $3.0 million for the fourth quarter of 2013 compared to net charge-offs of $299 thousand in the third quarter.

•
The combined allowance for credit losses totaled $187 million or 1.47% of outstanding loans at December 31, 2013 compared to $196 million or 1.59% of outstanding loans at September 30, 2013. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $155 million or 1.23% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2013 and $183 million or 1.49% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2013.

•
Average loans increased $59 million over the previous quarter due primarily to growth in commercial loans. Average commercial loans were up $135 million. Average commercial real estate loans were unchanged. Residential mortgage and consumer loans decreased by a total of $69 million. Period-end outstanding loan balances were $12.8 billion at December 31, 2013, an increase of $442 million over September 30, 2013. Commercial loan balances increased $372 million and commercial real estate loans were up $66 million over the prior quarter. Growth in residential mortgage loans was largely offset by a decrease in consumer loans.

•
Average deposits increased $428 million over the previous quarter. Growth in demand deposits and interest-bearing transaction accounts was partially offset by a decrease in time deposit balances. Period end deposits grew by $778 million over September 30, 2013 to $20.3 billion at December 31, 2013. Interest-bearing transaction accounts increased $814 million. Demand deposit account balances were largely unchanged and time deposits decreased $24 million.

•
Tangible common equity ratio was 9.90% at December 31, 2013 and 9.73% at September 30, 2013. The tangible common equity ratio is a non-GAAP measure of capital strength used by the Company and investors based on shareholders' equity minus intangible assets and equity that does not benefit common shareholders. The Company and its subsidiary bank continue to exceed the regulatory definition of well capitalized. The Company's Tier 1 capital ratios, as defined by banking regulations, were 13.73% at December 31, 2013 and 13.51% at September 30, 2013.

•
The Company paid a regular quarterly cash dividend of $28 million or $0.40 per common share during the fourth quarter of 2013. On January 28, 2014, the board of directors approved a quarterly cash dividend of $0.40 per common share payable on or about February 28, 2014 to shareholders of record as of February 14, 2014.

Net Interest Revenue
Net interest revenue decreased $1.6 million compared to the third quarter of 2013. Net interest margin was 2.74% for the fourth quarter of 2013, compared to 2.75% for the third quarter of 2013.
The yield on average earning assets was 3.02%, a decrease of 1 basis point compared to the prior quarter. The yield on the available for sale securities portfolio decreased 4 basis points to 1.89% primarily due to cash flows being reinvested at lower current market rates. Cash flows received from payments on residential mortgage-backed securities are currently being reinvested in short-duration securities that yield nearly 1.75%. The loan portfolio yield decreased 5 basis points from the previous quarter to 4.01% primarily due to continued market pricing pressure. Funding costs were unchanged compared to the prior quarter at 0.42%.
Average earning assets decreased $140 million during the fourth quarter of 2013 primarily due to a $124 million decrease in the available for sale securities portfolio and a $95 million decrease in interest-bearing cash and cash equivalents. Average loan balances were up $59 million over the previous quarter. Average deposits increased $428 million and the average balance of borrowed funds decreased $699 million compared to the third quarter of 2013.
Steven Nell, Chief Financial Officer commented, "In the fourth quarter, we began to proactively shrink the size of our bond portfolio to better position the balance sheet for a longer-term rising rate environment. Our outlook for earning assets is for continued declines in the securities portfolio to be partially offset by loan growth. The resulting shift in earnings asset mix will be supportive of the net interest margin."
Fees and Commissions Revenue
Fees and commissions revenue totaled $142.4 million for the fourth quarter of 2013, a decrease of $2.9 million compared to the third quarter of 2013.
Brokerage and trading revenue decreased $3.8 million compared to the prior quarter primarily due to a decrease in securities trading revenue and investment banking revenue, partially offset by an increase in customer hedging revenue.
Mortgage banking revenue totaled $21.9 million for the fourth quarter of 2013 compared to $23.5 million for the third quarter of 2013. Residential mortgage loans funded for sale totaled $849 million, a decrease of $231 million compared to the previous quarter. Outstanding commitments to originate mortgage loans also decreased to $259 million at December 31 from $351 million at September 30. Approximately 39% of loans originated in the fourth quarter were through correspondent channels, unchanged from the previous quarter. Refinanced mortgage loans represented 29% of loans originated for sale in the fourth quarter of 2013 compared to 30% in the third quarter of 2013.
Trust fees and commissions grew by $1.2 million over the third quarter of 2013 primarily due to the increase in the fair value of assets managed and seasonal increase in tax fees. Other revenue was up $3.7 million over the prior quarter primarily due to the favorable resolution of a lawsuit. Deposit service charges and fees decreased $1.3 million and transaction card revenue decreased $921 thousand.

On December 10, 2013, federal banking agencies issued final rules implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Act, commonly referred to as the Volcker Rule. Section 619 is effective April 1, 2014. During the fourth quarter, BOK Financial recognized a $1.4 million impairment charge as the Company may be required to divest a portion of its ownership interests in private equity funds by July 21, 2015.
Operating Expenses
Total operating expenses were $215.4 million for the fourth quarter of 2013, up $5.1 million over the third quarter of 2013. Personnel costs were largely unchanged compared to the third quarter of 2013. Non-personnel expense increased $5.3 million over the third quarter of 2013. Professional fees and services expense increased $2.8 million, data processing and communications expense increased $2.5 million and net occupancy expense increased $1.8 million over the third quarter. Operating expenses for the third quarter included a $2.1 million discretionary contribution of appreciated stock to the BOKF Foundation. This contribution also resulted in a $1.1 million reduction in income tax expense.
Loans, Deposits and Capital
Loans
Outstanding loans were $12.8 billion at December 31, 2013, an increase of $442 million over the previous quarter. Commercial, commercial real estate and residential mortgage loan balances all grew over the prior quarter, partially offset by a decrease in consumer loan balances.
Outstanding commercial loan balances increased $372 million over September 30, 2013. All sectors of our commercial loan portfolio grew over the prior quarter. Service sector loans balances grew by $134 million and healthcare sector loans were up $114 million. Other commercial and industrial loans increased $47 million, energy loan balances increased $40 million and wholesale/retail sector loans grew $20 million over September 30, 2013. Unfunded energy loan commitments decreased by $105 million in the fourth quarter to $2.5 billion. All other unfunded commercial loan commitments totaled $3.6 billion at December 31, 2013, up $49 million over September 30, 2013.
Commercial real estate loans grew by $66 million over September 30, 2013. Loans secured by multifamily residential properties were up $56 million and retail sector loans by $29 million over the prior quarter. Loans secured by office buildings decreased $11 million and construction and land development loan balances decreased $10 million. Unfunded commercial real estate loan commitments totaled $534 million at December 31, 2013, a decrease of $13 million from September 30, 2013.
Residential mortgage loans increased $17 million over September 30, 2013, due primarily to growth in permanent mortgage balances guaranteed by U.S. government agencies. Growth in first lien, fully amortizing home equity loans, was partially offset by a decrease in non-guaranteed permanent mortgage loan balances. Consumer loans decreased $13 million compared to the prior quarter primarily due to a decrease in other consumer loans and continued runoff of the indirect automobile loan portfolio.
"As we moved through the fourth quarter, we saw significant acceleration in key lending segments including commercial real estate and our healthcare lending business," added Dan Ellinor, Chief Operating Officer. "As a result, we posted double-digit annualized loan growth during the quarter and now enter 2014 with strong pipelines and a solid plan for building on our commercial lending success."

"The energy lending business was essentially flat in the fourth quarter, as paydowns due to long term refinancing and asset sales continue to offset new deals," Ellinor continued. "Commercial and industrial lending, while stronger in the fourth quarter than in the third, was flat overall in 2013 as business owners waited for more consistent economic growth before making long-term investments that require additional financing. Net/net, we believe we can deliver loan growth in 2014 in the mid to high single digits."
Deposits
Deposits totaled $20.3 billion at December 31, 2013, an increase of $778 million over September 30, 2013 primarily due to normal seasonality and temporary customer activity. During the first half of January 2014, deposits decreased approximately $300 million. Demand deposit balances were largely unchanged compared to the prior quarter. Interest-bearing transaction account balances grew by $814 million and time deposits decreased $24 million. Among the lines of business, commercial deposits increased $270 million, consumer deposits decreased $23 million and wealth management deposits increased $537 million. Growth in commercial deposit balances was primarily due to growth in balances attributed to treasury service customers. Growth in commercial and industrial, small business and healthcare customer balances were partially offset by a decrease in balances attributed to energy and commercial real estate customers during the fourth quarter.
Capital
The Company and its subsidiary bank exceeded the regulatory definition of well capitalized at December 31, 2013. The Company's Tier 1 capital ratio was 13.73% at December 31, 2013 and 13.51% at September 30, 2013. The total capital ratio was 15.52% at December 31, 2013 and 15.35% at September 30, 2013. In addition, the Company's tangible common equity ratio, a non-GAAP measure, was 9.90% at December 31, 2013 and 9.73% at September 30, 2013.
In July 2013, banking regulators issued the final rule revising regulatory capital rules for substantially all U.S. banking organizations. The new capital rule will be effective for BOK Financial on January 1, 2015. The new capital rule establishes a 7% threshold for the Tier 1 common equity ratio consisting of a minimum level plus a capital conservation buffer. The Company expects to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital, consistent with the treatment under current capital rules. BOK Financial's Tier 1 common equity ratio based on the existing Basel I standards was 13.55% as of December 31, 2013. Based on our interpretation of the new capital rule, our estimated Tier 1 common equity ratio would be approximately 12.60%, nearly 560 basis points above the 7% regulatory threshold.

Credit Quality
Nonperforming assets totaled $248 million or 1.92% of outstanding loans and repossessed assets at December 31, 2013 compared to $271 million or 2.18% of outstanding loans and repossessed assets at September 30, 2013. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $155 million or 1.23% of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2013 and $183 million or 1.49% at September 30, 2013, a decrease of $27 million or 15%.
Nonaccruing loans totaled $101 million or 0.79% of outstanding loans at December 31, 2013 compared to $113 million or 0.91% of outstanding loans at September 30, 2013. New nonaccruing loans identified in the fourth quarter totaled $21 million, offset by $16 million in payments received, $14 million in foreclosures and repossessions and $3.1 million in charge-offs.
Nonaccruing commercial loans were $17 million or 0.21% of outstanding commercial loans at December 31, 2013 compared to $20 million or 0.26% of outstanding commercial loans at September 30, 2013.
Nonaccruing commercial real estate loans decreased to $41 million or 1.69% of outstanding commercial real estate loans at December 31, 2013 from $53 million or 2.23% of outstanding commercial real estate loans at September 30, 2013. Nonaccruing commercial real estate loans consist primarily of land development and residential construction loans. Nonaccruing land development and residential construction loans totaled $17 million at December 31, 2013, a decrease of $3.4 million during the fourth quarter.
Nonaccruing residential mortgage loans totaled $42 million or 2.06% of outstanding residential mortgage loans, an increase of $3.1 million over September 30, 2013. Principally all non-guaranteed residential mortgage loans past due 90 days or more are nonaccruing. Residential mortgage loans past due 30 to 89 days and still accruing interest, excluding loans guaranteed by U.S. government agencies, totaled $13 million at December 31, 2013 and $8.6 million at September 30, 2013.
After evaluating all credit factors, the Company determined that an $11.4 million negative provision for credit losses was necessary during the fourth quarter of 2013. A major employer in the Tulsa, Ft. Worth and Kansas City markets exited bankruptcy during the fourth quarter. The Company had previously established a non-specific allowance related to the secondary exposure to the employer's bankruptcy by employees, retirees, vendors, suppliers and other business partners. In addition, all credit metrics improved during the quarter and gross loss rates continued to decline. The combined allowance for credit losses totaled $187 million or 1.47% of outstanding loans and 185.35% of nonaccruing loans at December 31, 2013. The allowance for loan losses was $185 million and the accrual for off-balance sheet credit losses was $2.1 million. Gross charge-offs totaled $3.1 million for the fourth quarter, compared to $4.7 million for the previous quarter. Recoveries totaled $6.1 million for the fourth quarter of 2013. BOK Financial had a net recovery of $3.0 million for the fourth quarter of 2013 compared with net charge-offs of $299 thousand or 0.01% of average loans on an annualized basis for the third quarter of 2013.

Real estate and other repossessed assets totaled $92 million at December 31, 2013, primarily consisting of $53 million of 1-4 family residential properties (including $37 million guaranteed by U.S. government agencies), $18 million of developed commercial real estate properties, $14 million of undeveloped land and $7.0 million of residential land and land development properties. The distribution of real estate owned and other repossessed assets among various markets included $19 million attributed to Oklahoma, $17 million attributed to Arizona and $27.8 million attributed to New Mexico. Real estate and other repossessed assets decreased $16 million during the fourth quarter of 2013. Additions of $14 million were offset by $29 million of sales. Additions included $12 million and sales included $12 million of 1-4 family residential properties guaranteed by U.S. government agencies. Net gains on sales and write-downs of real estate and other repossessed assets totaled $211 thousand in the fourth quarter of 2013 compared to $438 thousand in the third quarter.
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $10.1 billion at December 31, 2013 and $10.4 billion at September 30, 2013. At December 31, 2013, the available for sale portfolio consisted primarily of $7.7 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.1 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At December 31, 2013 the available for sale securities portfolio had a net unrealized loss of $38 million compared to a net unrealized gain of $7.4 million at September 30, 2013. Substantially all of the change in net unrealized losses and gains resulted from rising interest rates. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at September 30, 2013 decreased $42 million during the fourth quarter to a net unrealized loss of $4.2 million at December 31, 2013. Commercial mortgage-backed securities had a net unrealized loss of $44 million at December 31, 2013, compared to a net unrealized loss of $40 million at September 30, 2013.
In the fourth quarter of 2013, the Company recognized net gains of $1.6 million from sales of $270 million of available for sale securities. Securities were sold either because they had reached their expected maximum potential return or sold to reinvest those proceeds into shorter average life securities. Net gains from sales of $356 million of available for sale securities in the third quarter of 2013 totaled $478 thousand.
The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights. Due to fluctuations in residential mortgage interest rates during the fourth quarter of 2013, the value of our mortgage servicing rights increased by $6.1 million. The value of securities and interest rate derivative contracts held as an economic hedge decreased by $3.9 million.

About BOK Financial Corporation
BOK Financial is a $27 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc., The Milestone Group, Inc. and Cavanal Hill Investment Management, Inc. BOKF, NA operates the TransFund electronic funds network and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of December 31, 2013 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	December 31, 2013	September 30, 2013	December 31, 2012
ASSETS
Cash and due from banks	$512,931	$625,671	$710,739
Interest-bearing cash and cash equivalents	574,282	535,313	575,500
Trading securities	91,616	150,887	214,102
Investment securities	677,878	644,225	499,534
Available for sale securities	10,147,162	10,372,903	11,287,221
Fair value option securities	167,125	167,860	284,296
Restricted equity securities	85,240	125,540	64,807
Residential mortgage loans held for sale	200,546	230,511	293,762
Loans:
Commercial	7,943,221	7,571,075	7,641,912
Commercial real estate	2,415,353	2,349,229	2,228,999
Residential mortgage	2,052,026	2,034,765	2,045,040
Consumer	381,664	395,031	395,505
Total loans	12,792,264	12,350,100	12,311,456
Allowance for loan losses	(185,396)	(194,325)	(215,507)
Loans, net of allowance	12,606,868	12,155,775	12,095,949
Premises and equipment, net	277,849	275,347	265,920
Receivables	117,126	108,435	114,185
Goodwill	359,759	359,759	361,979
Intangible assets, net	24,564	25,407	28,192
Mortgage servicing rights, net	153,333	140,863	100,812
Real estate and other repossessed assets, net	92,272	108,122	103,791
Derivative contracts, net	265,012	377,325	338,106
Cash surrender value of bank-owned life insurance	284,801	282,490	274,531
Receivable on unsettled securities sales	17,174	93,020	211,052
Other assets	359,894	386,914	324,153
TOTAL ASSETS	$27,015,432	$27,166,367	$28,148,631

LIABILITIES AND EQUITY
Deposits:
Demand	$7,316,277	$7,331,976	$8,038,286
Interest-bearing transaction	9,934,051	9,119,810	9,888,038
Savings	323,006	319,849	284,744
Time	2,695,993	2,720,020	2,967,992
Total deposits	20,269,327	19,491,655	21,179,060
Funds purchased	868,081	992,345	1,167,416
Repurchase agreements	813,454	782,418	887,030
Other borrowings	1,040,353	1,837,181	651,775
Subordinated debentures	347,802	347,758	347,633
Accrued interest, taxes, and expense	194,870	182,076	176,678
Due on unsettled securities purchases	45,740	114,259	297,453
Derivative contracts, net	247,185	232,544	283,589
Other liabilities	133,647	159,157	164,316
TOTAL LIABILITIES	23,960,459	24,139,393	25,154,950
Shareholders' equity:
Capital, surplus and retained earnings	3,045,672	2,993,870	2,807,940
Accumulated other comprehensive income (loss)	(25,623)	(2,626)	149,920
TOTAL SHAREHOLDERS' EQUITY	3,020,049	2,991,244	2,957,860
Non-controlling interest	34,924	35,730	35,821
TOTAL EQUITY	3,054,973	3,026,974	2,993,681
TOTAL LIABILITIES AND EQUITY	$27,015,432	$27,166,367	$28,148,631

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
ASSETS
Interest-bearing cash and cash equivalents	$559,918	$654,591	$408,224	$388,132	$413,920
Trading securities	127,011	124,689	181,866	162,353	165,109
Investment securities	672,722	621,104	610,940	534,772	474,085
Available for sale securities	10,434,810	10,558,677	11,060,700	11,292,181	11,482,212
Fair value option securities	167,490	169,299	216,312	251,725	292,490
Restricted equity securities	123,009	155,938	144,332	80,433	65,275
Residential mortgage loans held for sale	217,811	225,789	261,977	216,816	272,581
Loans:
Commercial	7,737,884	7,602,951	7,606,918	7,498,905	7,441,957
Commercial real estate	2,352,915	2,359,120	2,286,674	2,309,988	2,170,676
Residential mortgage	1,998,980	2,043,332	2,013,004	2,034,315	1,991,530
Consumer	371,798	396,694	370,847	381,752	385,156
Total loans	12,461,576	12,402,096	12,277,444	12,224,960	11,989,319
Allowance for loan losses	(193,309)	(201,616)	(206,807)	(214,017)	(229,095)
Total loans, net	12,268,267	12,200,480	12,070,637	12,010,943	11,760,224
Total earning assets	24,571,038	24,710,567	24,954,988	24,937,355	24,925,896
Cash and due from banks	324,349	386,331	546,558	465,412	455,247
Derivative contracts, net	314,530	377,664	401,485	286,772	316,579
Cash surrender value of bank-owned life insurance	283,289	280,909	278,501	275,705	272,778
Receivable on unsettled securities sales	83,016	90,014	135,964	178,561	144,077
Other assets	1,526,566	1,409,247	1,341,828	1,369,626	1,382,199
TOTAL ASSETS	$27,102,788	$27,254,732	$27,659,324	$27,513,431	$27,496,776

LIABILITIES AND EQUITY
Deposits:
Demand	$7,356,063	$7,110,079	$6,888,983	$7,002,046	$7,505,074
Interest-bearing transaction	9,486,136	9,276,136	9,504,128	9,836,204	9,343,421
Savings	323,123	317,912	315,421	296,319	278,714
Time	2,710,019	2,742,970	2,818,533	2,913,999	3,010,367
Total deposits	19,875,341	19,447,097	19,527,065	20,048,568	20,137,576
Funds purchased	748,074	776,356	789,302	1,155,983	1,295,442
Repurchase agreements	752,286	799,175	819,373	878,679	900,131
Other borrowings	1,551,591	2,175,747	2,172,417	863,360	364,425
Subordinated debentures	347,781	347,737	347,695	347,654	347,613
Derivative contracts, net	294,315	330,819	334,877	220,037	246,296
Due on unsettled securities purchases	152,078	111,998	330,926	665,175	854,474
Other liabilities	327,519	300,880	310,015	336,136	379,332
TOTAL LIABILITIES	24,048,985	24,289,809	24,631,670	24,515,592	24,525,289
Total equity	3,053,803	2,964,923	3,027,654	2,997,839	2,971,487
TOTAL LIABILITIES AND EQUITY	$27,102,788	$27,254,732	$27,659,324	$27,513,431	$27,496,776

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Interest revenue	$183,120	$195,206	$745,371	$794,871
Interest expense	16,876	20,945	70,894	87,322
Net interest revenue	166,244	174,261	674,477	707,549
Provision for credit losses	(11,400)	(14,000)	(27,900)	(22,000)
Net interest revenue after provision for credit losses	177,644	188,261	702,377	729,549
Other operating revenue:
Brokerage and trading revenue	28,515	31,958	125,478	126,930
Transaction card revenue	29,134	28,009	116,823	107,985
Trust fees and commissions	25,074	22,030	96,082	80,053
Deposit service charges and fees	23,440	24,174	95,110	98,917
Mortgage banking revenue	21,876	46,410	121,934	169,302
Bank-owned life insurance	2,285	2,673	10,155	11,089
Other revenue	12,048	9,661	38,262	34,604
Total fees and commissions	142,372	164,915	603,844	628,880
Gain (loss) on other assets, net	651	137	(925)	(1,415)
Loss on derivatives, net	(930)	(637)	(4,367)	(301)
Gain (loss) on fair value option securities, net	(2,805)	(2,081)	(15,212)	9,230
Change in fair value of mortgage servicing rights	6,093	4,689	22,720	(9,210)
Gain on available for sale securities, net	1,634	1,066	10,720	33,845
Total other-than-temporary impairment losses	—	(504)	(2,574)	(1,144)
Portion of loss recognized in (reclassified from) other comprehensive income	—	(1,163)	266	(6,207)
Net impairment losses recognized in earnings	—	(1,667)	(2,308)	(7,351)
Total other operating revenue	147,015	166,422	614,472	653,678
Other operating expense:
Personnel	125,662	131,192	505,225	491,033
Business promotion	6,020	6,150	22,598	23,338
Contribution to BOKF Foundation	—	2,062	2,062	2,062
Professional fees and services	10,003	10,082	32,552	34,015
Net occupancy and equipment	19,103	16,883	69,773	66,726
Insurance	4,394	3,789	16,122	15,356
Data processing and communications	28,196	25,010	106,075	98,904
Printing, postage and supplies	3,126	3,403	13,885	14,228
Net losses and operating expenses of repossessed assets	1,618	6,665	5,160	20,528
Amortization of intangible assets	842	1,065	3,428	2,927
Mortgage banking costs	7,071	10,542	31,088	44,334
Other expense	9,384	9,931	32,652	26,912
Total other operating expense	215,419	226,774	840,620	840,363

Net income before taxes	109,240	127,909	476,229	542,864
Federal and state income taxes	35,318	44,293	157,298	188,740

Net income	73,922	83,616	318,931	354,124
Net income attributable to non-controlling interest	946	1,051	2,322	2,933
Net income attributable to BOK Financial Corporation shareholders	$72,976	$82,565	$316,609	$351,191

Average shares outstanding:
Basic	68,095,254	67,622,777	67,988,897	67,684,043
Diluted	68,293,758	67,914,717	68,205,519	67,964,940

Net income per share:
Basic	$1.06	$1.21	$4.61	$5.15
Diluted	$1.06	$1.21	$4.59	$5.13

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Capital:
Period-end shareholders' equity	$3,020,049	$2,991,244	$2,957,637	$3,011,958	$2,957,860
Risk weighted assets	$19,437,711	$19,366,620	$19,157,978	$18,756,648	$19,016,673
Risk-based capital ratios:
Tier 1	13.73%	13.51%	13.37%	13.35%	12.78%
Total capital	15.52%	15.35%	15.28%	15.68%	15.13%
Leverage ratio	10.05%	9.80%	9.43%	9.28%	9.01%
Tangible common equity ratio[1]	9.90%	9.73%	9.38%	9.70%	9.25%
Tier 1 common equity ratio[2]	13.55%	13.33%	13.19%	13.16%	12.59%

Common stock:
Book value per share	$43.88	$43.49	$43.03	$43.85	$43.29
Market value per share:
High	$66.32	$69.36	$65.95	$62.77	$59.77
Low	$60.81	$62.93	$60.52	$55.05	$54.19
Cash dividends paid	$27,523	$26,135	$26,118	$26,067	$94,231
Dividend payout ratio	37.72%	34.51%	32.68%	29.63%	114.13%
Shares outstanding, net	68,829,450	68,787,584	68,739,208	68,687,718	68,327,351
Stock buy-back program:
Shares repurchased	—	—	—	—	—
Amount	$—	$—	$—	$—	$—
Average price per share	$—	$—	$—	$—	$—

Performance ratios (quarter annualized):
Return on average assets	1.07%	1.10%	1.16%	1.30%	1.19%
Return on average equity	9.48%	10.13%	10.59%	11.90%	11.05%
Net interest margin	2.74%	2.75%	2.80%	2.90%	2.95%
Efficiency ratio	66.57%	66.14%	58.82%	60.25%	64.63%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,020,049	$2,991,244	$2,957,637	$3,011,958	$2,957,860
Less: Goodwill and intangible assets, net	(384,323)	(385,166)	(386,001)	(386,876)	(390,171)
Tangible common equity	$2,635,726	$2,606,078	$2,571,636	$2,625,082	$2,567,689

Total assets	$27,015,432	$27,166,367	$27,808,200	$27,447,158	$28,148,631
Less: Goodwill and intangible assets, net	(384,323)	(385,166)	(386,001)	(386,876)	(390,171)
Tangible assets	$26,631,109	$26,781,201	$27,422,199	$27,060,282	$27,758,460

Tangible common equity ratio	9.90%	9.73%	9.38%	9.70%	9.25%

[2] Tier 1 common equity ratio:
Tier 1 capital	$2,668,981	$2,616,610	$2,561,399	$2,503,892	$2,430,671
Less: Non-controlling interest	(34,924)	(35,730)	(35,245)	(35,934)	(35,821)
Tier 1 common equity	$2,634,057	$2,580,880	$2,526,154	$2,467,958	$2,394,850

Risk weighted assets	$19,437,711	$19,366,620	$19,157,978	$18,756,648	$19,016,673

Tier 1 common equity ratio	13.55%	13.33%	13.19%	13.16%	12.59%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Other data:
Fiduciary assets	$30,137,092	$29,593,140	$28,280,214	$27,606,180	$25,829,038
Mortgage servicing portfolio	$13,718,942	$13,298,479	$12,741,651	$12,272,691	$11,981,624
Mortgage commitments	$258,873	$351,196	$547,508	$466,571	$356,634
Mortgage loans funded for sale	$848,870	$1,080,167	$1,196,038	$956,315	$1,073,541
Mortgage loan refinances to total fundings	29%	30%	48%	62%	62%
Tax equivalent adjustment	$2,467	$2,565	$2,647	$2,619	$2,472
Net unrealized gain (loss) on available for sale securities	$(37,929)	$7,425	$42,233	$228,620	$254,587

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(931)	$31	$(2,526)	$(1,654)	$(707)
Loss on fair value option securities, net	(3,013)	(89)	(9,102)	(3,232)	(2,177)
Loss on economic hedge of mortgage servicing rights	(3,944)	(58)	(11,628)	(4,886)	(2,884)
Gain (loss) on changes in fair value of mortgage servicing rights	6,093	(346)	14,315	2,658	4,689
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$2,149	$(404)	$2,687	$(2,228)	$1,805

Net interest revenue on fair value option securities	$811	$741	$910	$828	$748

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Interest revenue	$183,120	$185,428	$186,777	$190,046	$195,206
Interest expense	16,876	17,539	17,885	18,594	20,945
Net interest revenue	166,244	167,889	168,892	171,452	174,261
Provision for credit losses	(11,400)	(8,500)	—	(8,000)	(14,000)
Net interest revenue after provision for credit losses	177,644	176,389	168,892	179,452	188,261
Other operating revenue:
Brokerage and trading revenue	28,515	32,338	32,874	31,751	31,958
Transaction card revenue	29,134	30,055	29,942	27,692	28,009
Trust fees and commissions	25,074	23,892	24,803	22,313	22,030
Deposit service charges and fees	23,440	24,742	23,962	22,966	24,174
Mortgage banking revenue	21,876	23,486	36,596	39,976	46,410
Bank-owned life insurance	2,285	2,408	2,236	3,226	2,673
Other revenue	12,048	8,314	8,760	9,140	9,661
Total fees and commissions	142,372	145,235	159,173	157,064	164,915
Gain (loss) on other assets, net	651	(377)	(1,666)	467	137
Gain (loss) on derivatives, net	(930)	31	(2,527)	(941)	(637)
Loss on fair value option securities, net	(2,805)	(80)	(9,156)	(3,171)	(2,081)
Change in fair value of mortgage servicing rights	6,093	(346)	14,315	2,658	4,689
Gain on available for sale securities, net	1,634	478	3,753	4,855	1,066
Total other-than-temporary impairment losses	—	(1,436)	(1,138)	—	(504)
Portion of loss recognized in (reclassified from) other comprehensive income	—	(73)	586	(247)	(1,163)
Net impairment losses recognized in earnings	—	(1,509)	(552)	(247)	(1,667)
Total other operating revenue	147,015	143,432	163,340	160,685	166,422
Other operating expense:
Personnel	125,662	125,799	128,110	125,654	131,192
Business promotion	6,020	5,355	5,770	5,453	6,150
Contribution to BOKF Foundation	—	2,062	—	—	2,062
Professional fees and services	10,003	7,183	8,381	6,985	10,082
Net occupancy and equipment	19,103	17,280	16,909	16,481	16,883
Insurance	4,394	3,939	4,044	3,745	3,789
Data processing and communications	28,196	25,695	26,734	25,450	25,010
Printing, postage and supplies	3,126	3,505	3,580	3,674	3,403
Net losses and operating expenses of repossessed assets	1,618	2,014	282	1,246	6,665
Amortization of intangible assets	842	835	875	876	1,065
Mortgage banking costs	7,071	8,753	7,910	7,354	10,542
Other expense	9,384	7,878	8,326	7,064	9,931
Total other operating expense	215,419	210,298	210,921	203,982	226,774
Net income before taxes	109,240	109,523	121,311	136,155	127,909
Federal and state income taxes	35,318	33,461	41,423	47,096	44,293
Net income	73,922	76,062	79,888	89,059	83,616
Net income (loss) attributable to non-controlling interest	946	324	(43)	1,095	1,051
Net income attributable to BOK Financial Corporation shareholders	$72,976	$75,738	$79,931	$87,964	$82,565

Average shares outstanding:
Basic	68,095,254	68,049,179	67,993,822	67,814,550	67,622,777
Diluted	68,293,758	68,272,861	68,212,497	68,040,180	67,914,717
Net income per share:
Basic	$1.06	$1.10	$1.16	$1.28	$1.21
Diluted	$1.06	$1.10	$1.16	$1.28	$1.21

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Commercial:
Energy	$2,351,760	$2,311,991	$2,384,746	$2,349,432	$2,460,659
Services	2,282,210	2,148,551	2,204,253	2,114,799	2,164,186
Wholesale/retail	1,201,364	1,181,806	1,175,543	1,085,000	1,106,439
Manufacturing	391,751	382,460	386,133	399,818	348,484
Healthcare	1,274,246	1,160,212	1,118,810	1,081,636	1,081,406
Integrated food services	150,494	141,440	163,551	173,800	191,106
Other commercial and industrial	291,396	244,615	275,084	213,820	289,632
Total commercial	7,943,221	7,571,075	7,708,120	7,418,305	7,641,912

Commercial real estate:
Construction and land development	206,258	216,456	225,654	237,829	253,093
Retail	586,047	556,918	553,412	584,279	522,786
Office	411,499	422,043	459,558	420,644	427,872
Multifamily	576,502	520,454	500,452	460,474	402,896
Industrial	243,877	245,022	253,990	237,049	245,994
Other real estate	391,170	388,336	324,030	344,885	376,358
Total commercial real estate	2,415,353	2,349,229	2,317,096	2,285,160	2,228,999

Residential mortgage:
Permanent mortgage	1,062,744	1,078,661	1,095,871	1,091,575	1,123,965
Permanent mortgages guaranteed by U.S. government agencies	181,598	163,919	156,887	162,419	160,444
Home equity	807,684	792,185	787,027	758,456	760,631
Total residential mortgage	2,052,026	2,034,765	2,039,785	2,012,450	2,045,040

Consumer:
Indirect automobile	6,513	10,757	16,555	24,368	34,735
Other consumer	375,151	384,274	359,226	353,281	360,770
Total consumer	381,664	395,031	375,781	377,649	395,505

Total	$12,792,264	$12,350,100	$12,440,782	$12,093,564	$12,311,456

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Bank of Oklahoma:
Commercial	$2,902,140	$2,801,979	$2,993,247	$2,853,608	$3,089,686
Commercial real estate	602,010	564,141	569,780	568,500	580,694
Residential mortgage	1,524,212	1,497,027	1,503,457	1,468,434	1,488,486
Consumer	192,283	207,360	211,744	207,662	220,096
Total Bank of Oklahoma	5,220,645	5,070,507	5,278,228	5,098,204	5,378,962

Bank of Texas:
Commercial	3,052,274	2,858,970	2,849,888	2,718,050	2,726,925
Commercial real estate	816,574	853,857	813,659	800,577	771,796
Residential mortgage	260,544	263,945	263,916	272,406	275,408
Consumer	131,297	129,144	105,390	110,060	116,252
Total Bank of Texas	4,260,689	4,105,916	4,032,853	3,901,093	3,890,381

Bank of Albuquerque:
Commercial	342,336	325,542	296,036	271,075	265,830
Commercial real estate	308,829	306,914	314,871	332,928	326,135
Residential mortgage	133,900	131,756	133,058	129,727	130,337
Consumer	13,842	14,583	14,364	14,403	15,456
Total Bank of Albuquerque	798,907	778,795	758,329	748,133	737,758

Bank of Arkansas:
Commercial	81,556	73,063	61,414	54,191	62,049
Commercial real estate	78,264	84,364	85,546	88,264	90,821
Residential mortgage	7,922	10,466	10,691	11,285	13,046
Consumer	8,023	9,426	11,819	13,943	15,421
Total Bank of Arkansas	175,765	177,319	169,470	167,683	181,337

Colorado State Bank & Trust:
Commercial	735,626	748,331	786,262	822,942	776,610
Commercial real estate	190,355	158,320	146,137	171,251	173,327
Residential mortgage	62,821	66,475	62,490	56,052	59,363
Consumer	22,686	22,592	23,148	20,990	19,333
Total Colorado State Bank & Trust	1,011,488	995,718	1,018,037	1,071,235	1,028,633

Bank of Arizona:
Commercial	417,702	379,817	355,698	326,266	313,296
Commercial real estate	257,477	250,129	258,938	229,020	201,760
Residential mortgage	47,111	49,109	51,774	54,285	57,803
Consumer	7,887	7,059	4,947	5,664	4,686
Total Bank of Arizona	730,177	686,114	671,357	615,235	577,545

Bank of Kansas City:
Commercial	411,587	383,373	365,575	372,173	407,516
Commercial real estate	161,844	131,504	128,165	94,620	84,466
Residential mortgage	15,516	15,987	14,399	20,261	20,597
Consumer	5,646	4,867	4,369	4,927	4,261
Total Bank of Kansas City	594,593	535,731	512,508	491,981	516,840

TOTAL BOK FINANCIAL	$12,792,264	$12,350,100	$12,440,782	$12,093,564	$12,311,456

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Bank of Oklahoma:
Demand	$3,432,940	$3,442,831	$3,552,328	$3,591,661	$4,207,263
Interest-bearing:
Transaction	6,318,045	5,565,462	5,644,959	6,132,736	6,023,384
Savings	191,880	189,186	185,345	185,363	163,512
Time	1,214,507	1,197,617	1,179,869	1,264,365	1,267,854
Total interest-bearing	7,724,432	6,952,265	7,010,173	7,582,464	7,454,750
Total Bank of Oklahoma	11,157,372	10,395,096	10,562,501	11,174,125	11,662,013

Bank of Texas:
Demand	2,481,603	2,498,668	2,299,632	2,098,891	2,606,176
Interest-bearing:
Transaction	1,966,580	1,853,586	1,931,758	1,979,318	2,129,084
Savings	64,632	63,368	63,745	63,218	58,429
Time	638,465	667,873	692,888	717,974	762,233
Total interest-bearing	2,669,677	2,584,827	2,688,391	2,760,510	2,949,746
Total Bank of Texas	5,151,280	5,083,495	4,988,023	4,859,401	5,555,922

Bank of Albuquerque:
Demand	502,395	491,894	455,580	446,841	427,510
Interest-bearing:
Transaction	529,140	541,565	525,481	513,774	511,758
Savings	33,944	34,003	34,096	35,560	31,926
Time	327,281	334,946	346,506	354,303	364,928
Total interest-bearing	890,365	910,514	906,083	903,637	908,612
Total Bank of Albuquerque	1,392,760	1,402,408	1,361,663	1,350,478	1,336,122

Bank of Arkansas:
Demand	38,566	33,378	31,778	32,761	39,897
Interest-bearing:
Transaction	144,018	205,891	187,223	156,079	101,868
Savings	1,986	1,919	1,974	2,642	2,239
Time	32,949	35,184	37,272	41,613	42,573
Total interest-bearing	178,953	242,994	226,469	200,334	146,680
Total Bank of Arkansas	217,519	276,372	258,247	233,095	186,577

Colorado State Bank & Trust:
Demand	409,942	375,060	367,407	298,470	336,252
Interest-bearing:
Transaction	541,675	536,734	519,584	528,060	676,144
Savings	26,880	27,782	27,948	27,187	25,889
Time	407,088	424,225	451,168	461,496	472,305
Total interest-bearing	975,643	988,741	998,700	1,016,743	1,174,338
Total Colorado State Bank & Trust	1,385,585	1,363,801	1,366,107	1,315,213	1,510,590

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Bank of Arizona:
Demand	204,092	188,365	186,382	157,754	161,093
Interest-bearing:
Transaction	364,736	339,158	376,305	378,420	360,276
Savings	2,432	2,511	2,238	2,122	1,978
Time	34,391	36,285	35,490	34,690	31,371
Total interest-bearing	401,559	377,954	414,033	415,232	393,625
Total Bank of Arizona	605,651	566,319	600,415	572,986	554,718

Bank of Kansas City:
Demand	246,739	301,780	252,216	274,482	260,095
Interest-bearing:
Transaction	69,857	77,414	81,250	53,915	85,524
Savings	1,252	1,080	1,029	983	771
Time	41,312	23,890	24,779	25,613	26,728
Total interest-bearing	112,421	102,384	107,058	80,511	113,023
Total Bank of Kansas City	359,160	404,164	359,274	354,993	373,118

TOTAL BOK FINANCIAL	$20,269,327	$19,491,655	$19,496,230	$19,860,291	$21,179,060

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.18%	0.22%	0.27%	0.19%	0.21%
Trading securities	1.73%	2.25%	2.40%	2.13%	1.54%
Investment securities:
Taxable	5.75%	5.78%	5.88%	5.88%	5.90%
Tax-exempt	1.66%	1.60%	1.88%	2.38%	2.95%
Total investment securities	3.12%	3.22%	3.58%	4.17%	4.69%
Available for sale securities:
Taxable	1.89%	1.92%	1.94%	2.09%	2.15%
Tax-exempt	2.74%	2.81%	3.59%	3.39%	3.10%
Total available for sale securities	1.89%	1.93%	1.96%	2.11%	2.16%
Fair value option securities	2.06%	1.80%	1.92%	2.06%	1.64%
Restricted equity securities	5.06%	3.05%	4.05%	4.30%	4.15%
Residential mortgage loans held for sale	4.16%	3.87%	3.54%	3.36%	3.44%
Loans	4.01%	4.06%	4.12%	4.20%	4.33%
Allowance for loan losses
Loans, net of allowance	4.07%	4.13%	4.19%	4.27%	4.42%
Total tax-equivalent yield on earning assets	3.02%	3.03%	3.10%	3.21%	3.30%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.11%	0.11%	0.12%	0.13%	0.15%
Savings	0.12%	0.13%	0.15%	0.16%	0.18%
Time	1.55%	1.55%	1.57%	1.62%	1.80%
Total interest-bearing deposits	0.42%	0.43%	0.44%	0.46%	0.54%
Funds purchased	0.08%	0.07%	0.10%	0.13%	0.15%
Repurchase agreements	0.06%	0.06%	0.06%	0.07%	0.09%
Other borrowings	0.31%	0.28%	0.27%	0.49%	0.90%
Subordinated debt	2.48%	2.52%	2.54%	2.52%	2.56%
Total cost of interest-bearing liabilities	0.42%	0.42%	0.43%	0.46%	0.54%
Tax-equivalent net interest revenue spread	2.60%	2.61%	2.67%	2.75%	2.76%
Effect of noninterest-bearing funding sources and other	0.14%	0.14%	0.13%	0.15%	0.19%
Tax-equivalent net interest margin	2.74%	2.75%	2.80%	2.90%	2.95%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income.

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Nonperforming assets:
Nonaccruing loans:
Commercial	$16,760	$19,522	$20,869	$19,861	$24,467
Commercial real estate	40,850	52,502	58,693	65,175	60,626
Residential mortgage	42,320	39,256	40,534	45,426	46,608
Consumer	1,219	1,624	2,037	2,171	2,709
Total nonaccruing loans	101,149	112,904	122,133	132,633	134,410
Accruing renegotiated loans guaranteed by U.S. government agencies	54,322	50,099	48,733	47,942	38,515
Real estate and other repossessed assets:
Guaranteed by U.S. government agencies	37,431	37,906	32,155	27,864	22,365
Other	54,841	70,216	77,957	74,837	81,426
Total real estate and other repossessed assets	92,272	108,122	110,112	102,701	103,791
Total nonperforming assets	$247,743	$271,125	$280,978	$283,276	$276,716
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$155,213	$182,543	$200,007	$207,256	$215,347

Nonaccruing loans by loan portfolio sector:
Commercial:
Energy	$1,860	$1,953	$2,277	$2,377	$2,460
Manufacturing	592	843	876	1,848	2,007
Wholesale / retail	6,969	7,223	6,700	2,239	3,077
Integrated food services	—	—	—	—	684
Services	4,922	6,927	7,448	9,474	12,090
Healthcare	1,586	1,733	2,670	2,962	3,166
Other commercial and industrial	831	843	898	961	983
Total commercial	16,760	19,522	20,869	19,861	24,467
Commercial real estate:
Construction and land development	17,377	20,784	21,135	23,462	26,131
Retail	4,857	7,914	8,406	8,921	8,117
Office	6,391	6,838	7,828	12,851	6,829
Multifamily	7	4,350	6,447	4,501	2,706
Industrial	252	—	—	2,198	3,968
Other commercial real estate	11,966	12,616	14,877	13,242	12,875
Total commercial real estate	40,850	52,502	58,693	65,175	60,626
Residential mortgage:
Permanent mortgage	34,279	31,797	32,747	38,153	39,863
Permanent mortgage guaranteed by U.S. government agencies	777	577	83	214	489
Home equity	7,264	6,882	7,704	7,059	6,256
Total residential mortgage	42,320	39,256	40,534	45,426	46,608
Consumer	1,219	1,624	2,037	2,171	2,709
Total nonaccruing loans	$101,149	$112,904	$122,133	$132,633	$134,410

Performing loans 90 days past due[1]	$1,415	$188	$2,460	$4,229	$3,925

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Gross charge-offs	$(3,113)	$(4,708)	$(8,552)	$(8,909)	$(8,000)
Recoveries	6,068	4,409	6,210	6,557	3,723
Net recoveries (charge-offs)	$2,955	$(299)	$(2,342)	$(2,352)	$(4,277)

Provision for credit losses	$(11,400)	$(8,500)	$—	$(8,000)	$(14,000)

Allowance for loan losses to period end loans	1.45%	1.57%	1.63%	1.70%	1.75%
Combined allowance for credit losses to period end loans	1.47%	1.59%	1.65%	1.71%	1.77%
Nonperforming assets to period end loans and repossessed assets	1.92%	2.18%	2.24%	2.32%	2.23%
Net charge-offs (annualized) to average loans	(0.09)%	0.01%	0.08%	0.08%	0.14%
Allowance for loan losses to nonaccruing loans	183.29%	172.12%	166.31%	155.29%	160.34%
Combined allowance for credit losses to nonaccruing loans	185.35%	173.54%	167.63%	156.12%	161.76%

[1] Excludes residential mortgage loans guaranteed by agencies of the U.S. government.